Exhibit 99.1

Byline Bancorp, Inc. Reports First Quarter 2023 Financial Results

Select First Quarter 2023 Financial Highlights

•
Net income of $23.9 million, or $0.64 per diluted share
•
Pre-tax pre-provision return on average assets of 2.32%1
•
Return on average assets of 1.32%; Return on average tangible common equity of 16.20%1
•
Net interest margin of 4.38%; down one bp from the previous quarter
•
Efficiency ratio of 52.10%
•
Total loans and leases of $5.5 billion, quarterly increase of $74.6 million
•
Total deposits of $5.8 billion, quarterly increase of $117.5 million
•
Tangible Common Equity to Tangible Assets of 8.66%1
•
Common Equity Tier 1 to Risk Weighted Assets of 10.27%

Chicago, IL, April 27, 2023 – Byline Bancorp, Inc. ("Byline", the “Company”, "we", "our", or "us") (NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $23.9 million, or $0.64 per diluted share, for the first quarter of 2023 compared with net income of $24.4 million, or $0.65 per diluted share, for the fourth quarter of 2022, and net income of $21.4 million2, or $0.56 per diluted share, for the first quarter 2022.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., commented, “Our first quarter results reflect the resiliency of our diversified business model and prudent management, notwithstanding continued rate increases and a challenging operating environment. We remain focused on executing our strategy, supporting new and existing customers and growing the value of our franchise. I am proud of the way our bankers navigated the recent turmoil within our industry, with a focus on serving our customers and communities.”

Alberto J. Paracchini, President of Byline Bancorp, Inc. added, “We delivered solid financial results for the first quarter as our performance was both balanced and strong during a period of heightened volatility and uncertainty. During the quarter, we increased our capital position and we believe we continue to maintain a high level of liquidity given the environment. At the same time, we grew revenue by 17% year-over-year, controlled non-interest expenses, achieved positive operating leverage, maintained credit quality and delivered strong profitability. Looking forward, we believe our diversified franchise, and strong capital and liquidity, position us well for the remainder of 2023.”

Board Declares Cash Dividend of $0.09 per Share

On April 25, 2023, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on May 23, 2023, to stockholders of record of the Company's common stock as of May 9, 2023.

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)
Recast due to the adoption of ASU 2016-13 Financial Instruments - Credit Losses on December 31, 2022, which was applied retrospectively to January 1, 2022. Results for periods beginning after September 30, 2022 are presented under the new standard, while prior quarters previously reported are recast as if the new standard had been applied since January 1, 2022. Refer to our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information on the adoption of the standard.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	March 31, 2023			December 31, 2022			Recast March 31, 2022
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$97,578	$442	1.84%	$89,367	$234	1.04%	$74,822	$29	0.16%
Loans and leases(1)	5,484,372	92,343	6.83%	5,389,210	$85,720	6.31%	4,669,047	55,138	4.79%
Taxable securities	1,275,377	6,431	2.04%	1,288,750	$7,043	2.17%	1,339,345	5,358	1.62%
Tax-exempt securities(2)	151,817	994	2.65%	155,562	$1,021	2.60%	169,652	1,124	2.69%
Total interest-earning assets	$7,009,144	$100,210	5.80%	$6,922,889	$94,018	5.39%	$6,252,866	$61,649	4.00%
Allowance for credit losses - loans and leases	(84,321)			(81,815)			(68,058)
All other assets	420,328			424,979			512,668
TOTAL ASSETS	$7,345,151			$7,266,053			$6,697,476
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$606,008	$2,494	1.67%	$596,627	$1,902	1.27%	$579,297	$178	0.12%
Money market accounts	1,465,677	7,728	2.14%	1,472,050	5,458	1.47%	1,255,431	474	0.15%
Savings	613,590	227	0.15%	647,536	243	0.15%	649,269	76	0.05%
Time deposits	966,409	5,849	2.45%	788,856	3,007	1.51%	662,080	359	0.22%
Total interest-bearing deposits	3,651,684	16,298	1.81%	3,505,069	10,610	1.20%	3,146,077	1,087	0.14%
Other borrowings	573,433	5,852	4.14%	514,518	4,598	3.55%	290,545	395	0.55%
Federal funds purchased	2,778	36	5.30%	—	—	0.00%	—	—	0.00%
Subordinated notes and debentures	111,101	2,098	7.66%	110,947	1,992	7.12%	110,490	1,600	5.87%
Total borrowings	687,312	7,986	4.71%	625,465	6,590	4.18%	401,035	1,995	2.02%
Total interest-bearing liabilities	$4,338,996	$24,284	2.27%	$4,130,534	$17,200	1.65%	$3,547,112	$3,082	0.35%
Non-interest-bearing demand deposits	2,076,613			2,235,464			2,248,035
Other liabilities	145,253			151,763			80,276
Total stockholders’ equity	784,289			748,292			822,053
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,345,151			$7,266,053			$6,697,476
Net interest spread(3)			3.53%			3.74%			3.65%
Net interest income, fully taxable equivalent		$75,926			$76,818			$58,567
Net interest margin, fully taxable equivalent(2)(4)			4.39%			4.40%			3.80%
Less: Tax-equivalent adjustment		208	0.01%		214	0.01%		236	0.02%
Net interest income		$75,718			$76,604			$58,331
Net interest margin(4)			4.38%			4.39%			3.78%

Net loan accretion impact on margin		$729	0.04%		$369	0.02%		$1,187	0.08%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

The following table presents net interest income for the periods indicated:

				March 31, 2023
	Three Months Ended			Change from
			Recast
	March 31,	December 31,	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022	2022	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$92,343	$85,720	$55,138	7.7%	67.5%
Interest on securities	6,600	6,569	6,155	0.5%	7.2%
Other interest and dividend income	1,059	1,515	120	(30.1)%	781.5%
Total interest and dividend income	100,002	93,804	61,413	6.6%	62.8%
INTEREST EXPENSE
Deposits	16,298	10,610	1,087	53.6%	1399.7%
Other borrowings	5,888	4,598	395	28.1%	1391.2%
Subordinated notes and debentures	2,098	1,992	1,600	5.3%	31.1%
Total interest expense	24,284	17,200	3,082	41.2%	688.1%
Net interest income	$75,718	$76,604	$58,331	(1.2)%	29.8%

Net interest income for the first quarter of 2023 was $75.7 million, a decrease of $886,000, or 1.2%, from the fourth quarter of 2022. The decrease was driven by day count and rising interest rates.

The decrease in net interest income was primarily due to:

•
An increase of $5.7 million in deposit interest expense mainly due to higher average balances and higher rates paid on time deposits and money market accounts; and
•
An increase of $1.3 million in interest expense on other borrowings due to higher rates paid and average balances on borrowings.

Partially offset by:

•
An increase of $6.6 million in interest income and fees on loans and leases due to higher yields on loans and leases.

Tax-equivalent net interest margin for the first quarter of 2023 was 4.39%, a decrease of one basis point compared to the fourth quarter of 2022. Total net loan accretion income impact on margin contributed four basis points to the net interest margin for the first quarter of 2023 compared to two basis points for the fourth quarter of 2022.

The average cost of total deposits was 1.15% for the first quarter of 2023, an increase of 42 basis points compared to the fourth quarter of 2022. Average non-interest-bearing demand deposits were 36.3% of average total deposits for the first quarter of 2023 compared to 38.9% during the fourth quarter of 2022.

Provision for Credit Losses

The provision for credit losses was $9.8 million for the first quarter of 2023, an increase of $4.0 million compared to $5.8 million for the fourth quarter of 2022. The provision for credit losses is comprised of a provision for loan and lease losses of $9.7 million and a provision for unfunded commitments of $113,000. The increase in provision during the first quarter of 2023 was primarily driven by increases in specific reserves on loans that were individually evaluated for impairment, changes in expected losses driven by macro-economic factors, and growth in the loan and lease portfolio.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

				March 31, 2023
	Three Months Ended			Change from
			Recast
	March 31,	December 31,	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022	2022	2022
NON-INTEREST INCOME
Fees and service charges on deposits	$2,120	$2,081	$1,884	1.9%	12.5%
Loan servicing revenue	3,380	3,293	3,380	2.7%	0.0%
Loan servicing asset revaluation	656	(3,534)	(1,231)	NM	(153.3)%
ATM and interchange fees	1,063	1,250	1,049	(14.9)%	1.3%
Change in fair value of equity securities, net	350	710	(35)	(50.6)%	NM
Net gains on sales of loans	5,148	5,509	10,827	(6.6)%	(52.4)%
Wealth management and trust income	924	864	1,048	7.0%	(11.9)%
Other non-interest income	1,504	1,282	2,621	17.2%	(42.6)%
Total non-interest income	$15,145	$11,455	$19,543	32.2%	(22.5)%

Non-interest income for the first quarter of 2023 was $15.1 million, an increase of $3.7 million, or 32.2%, compared to $11.5 million for the fourth quarter of 2022.

The increase in total non-interest income was primarily due to:

•
An increase of $4.2 million in the valuation of the loan servicing asset from favorable fair value adjustments due to improvements in market conditions.

Partially offset by:

•
A decrease of $361,000 in the net gain on sales of loans, due to lower volume of loan sales.

During the first quarter of 2023, we sold $72.2 million of U.S. government guaranteed loans compared to $86.0 million during the fourth quarter of 2022.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

				March 31, 2023
	Three Months Ended			Change from
			Recast
	March 31,	December 31,	March 31,	December 31,	March 31,
(dollars in thousands)	2023	2022	2022	2022	2022
NON-INTEREST EXPENSE
Salaries and employee benefits	$30,394	$31,808	$28,959	(4.4)%	5.0%
Occupancy and equipment expense, net	4,444	3,532	5,128	25.8%	(13.3)%
Impairment charge on assets held for sale	20	372	—	(94.8)%	NM
Loan and lease related expenses	963	1,126	(891)	(14.4)%	(208.1)%
Legal, audit and other professional fees	3,114	3,204	2,600	(2.8)%	19.8%
Data processing	3,783	3,406	3,186	11.1%	18.7%
Net (gain) loss recognized on other real estate owned and other related expenses	(103)	221	54	NM	NM
Other intangible assets amortization expense	1,455	1,596	1,596	(8.8)%	(8.8)%
Other non-interest expense	4,730	5,235	3,324	(9.6)%	42.3%
Total non-interest expense	$48,800	$50,500	$43,956	(3.4)%	11.0%

Non-interest expense for the first quarter of 2023 was $48.8 million, a decrease of $1.7 million, or 3.4%, from $50.5 million for the fourth quarter of 2022.

The decrease in total non-interest expense was primarily due to:

•
A decrease of $1.4 million in salaries and employee benefits mainly due to decreases in incentive compensation, offset by increases in payroll taxes; and
•
A decrease of $505,000 in other non-interest expense, as the prior quarter included net losses of $480,000 in leasehold improvements.

Byline Bancorp, Inc.

Partially offset by:

•
An increase of $912,000 in occupancy and equipment expense, net, primarily due to increases in real estate taxes and building maintenance; and
•
An increase of $377,000 in data processing mainly due to merger related expenses.

Our efficiency ratio was 52.10% for the first quarter of 2023 compared to 55.53% for the fourth quarter of 2022.

INCOME TAXES

We recorded income tax expense of $8.3 million during the first quarter of 2023, compared to $7.4 million during the fourth quarter of 2022. The effective tax rate was 25.7% and 23.2% for the first quarter of 2023 and fourth quarter of 2022, respectively. The increase in the effective tax rate is primarily due to the effect of a prior quarter tax benefit related to share-based compensation.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $7.5 billion at March 31, 2023, an increase of $167.4 million compared to $7.4 billion at December 31, 2022.

The current quarter increase was primarily due to:

•
An increase in cash and cash equivalents of $104.9 million primarily to augment liquidity levels given the environment and support customer activities; and
•
An increase in net loans and leases of $85.5 million primarily due to growth in the originated loan and lease portfolio.

Partially offset by:

•
A decrease in loans held for sale of $19.4 million, driven mainly by lower volume of government guaranteed loans.

The following table shows our allocation of the originated, purchase credit deteriorated, and non-credit deteriorated loans and leases at the dates indicated:

					Recast
	March 31, 2023		December 31, 2022		March 31, 2022
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,749,808	31.7%	$1,712,152	31.6%	$1,530,703	32.0%
Residential real estate	441,291	8.0%	426,226	7.9%	399,852	8.3%
Construction, land development, and other land	446,763	8.1%	438,617	8.1%	351,518	7.3%
Commercial and industrial	2,060,537	37.4%	2,029,855	37.5%	1,697,555	35.5%
Paycheck Protection Program	730	0.0%	761	0.0%	36,260	0.8%
Installment and other	1,603	0.0%	1,410	0.0%	946	0.0%
Leasing financing receivables	552,174	10.0%	521,689	9.6%	379,527	7.9%
Total originated loans and leases	$5,252,906	95.2%	$5,130,710	94.7%	$4,396,361	91.8%
Purchased credit deteriorated loans
Commercial real estate	$39,000	0.7%	$45,143	0.8%	$62,480	1.3%
Residential real estate	30,070	0.6%	32,228	0.6%	46,576	1.0%
Construction, land development, and other land	345	0.0%	372	0.0%	1,383	0.0%
Commercial and industrial	1,745	0.0%	2,192	0.0%	3,884	0.1%
Installment and other	134	0.0%	140	0.0%	161	0.0%
Total purchased credit deteriorated loans	$71,294	1.3%	$80,075	1.4%	$114,484	2.4%
Acquired non-credit-deteriorated loans and leases
Commercial real estate	$140,576	2.6%	$152,193	2.8%	$185,107	3.9%
Residential real estate	27,975	0.5%	31,508	0.6%	48,173	1.0%
Construction, land development, and other land	—	0.0%	—	0.0%	196	0.0%
Commercial and industrial	20,793	0.4%	24,266	0.5%	37,882	0.8%
Installment and other	85	0.0%	209	0.0%	247	0.0%
Leasing financing receivables	1,703	0.0%	2,297	0.0%	5,157	0.1%
Total acquired non-credit-deteriorated loans and leases	$191,132	3.5%	$210,473	3.9%	$276,762	5.8%
Total loans and leases	$5,515,332	100.0%	$5,421,258	100.0%	$4,787,607	100.0%
Allowance for credit losses - loans and leases	(90,465)		(81,924)		(72,107)
Total loans and leases, net of allowance for credit losses - loans and leases	$5,424,867		$5,339,334		$4,715,500

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases and other real estate owned at the dates indicated:

				March 31, 2023
			Recast	Change from
(dollars in thousands)	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022
Non-performing assets:
Non-accrual loans and leases	$46,536	$36,027	$33,236	29.2%	40.0%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$46,536	$36,027	$33,236	29.2%	40.0%
Other real estate owned	3,712	4,717	2,221	(21.3)%	67.1%
Total non-performing assets	$50,248	$40,744	$35,457	23.3%	41.7%
Total non-performing loans and leases as a percentage of total loans and leases	0.84%	0.66%	0.69%
Total non-performing assets as a percentage of total assets	0.67%	0.55%	0.52%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	194.40%	227.40%	216.96%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$2,335	$2,225	$1,832	5.0%	27.5%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$2,335	$2,225	$1,832	5.0%	27.5%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.80%	0.62%	0.66%
Total non-performing assets not guaranteed as a percentage of total assets	0.64%	0.52%	0.49%

Variances in non-performing assets were:

•
Non-performing loans and leases were $46.5 million at March 31, 2023, an increase of $10.5 million from $36.0 million at December 31, 2022, primarily due to an increase in impaired loans.
•
Other real estate owned was $3.7 million at March 31, 2023, a decrease of $1.0 million from $4.7 million at December 31, 2022, primarily due to sales of properties.

Allowance for Credit Losses ("ACL") - Loans and Leases

The following table presents the balance and activity within the allowance for credit losses - loans and leases for the periods indicated:

	Three Months Ended
					Recast
	March 31,		December 31,		March 31,
(dollars in thousands)	2023		2022		2022
ACL - loans and leases, beginning of period	$81,924		$79,704		$55,012
Cumulative effect adjustment (ASU 2016-13)	—		—		12,168
Provision for credit losses - loans and leases	9,712		5,399		5,723
Net charge-offs - loans and leases	(1,171)		(3,179)		(796)
ACL - loans and leases, end of period	$90,465		$81,924		$72,107
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.09%		0.24%		0.07%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	8.29	x	1.70	x	7.19	x

Net charge-offs of loans and leases during the first quarter of 2023 were $1.2 million, or 0.09% of average loans and leases, on an annualized basis, a decrease of $2.0 million compared to $3.2 million, or 0.24% of average loans

Byline Bancorp, Inc.

and leases, during the fourth quarter of 2022, and an increase of $375,000 from $796,000 or 0.07% of average loans and leases from the comparable period a year ago.

Net charge-offs for the first quarter of 2023 included $1.1 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the fourth quarter of 2022 and first quarter of 2022 included $645,000 and $362,000, respectively, in the unguaranteed portion of U.S. government guaranteed loans.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				March 31, 2023
				Change from
(dollars in thousands)	March 31, 2023	December 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022
Non-interest-bearing demand deposits	$1,952,045	$2,138,645	$2,281,612	(8.7)%	(14.4)%
Interest-bearing checking accounts	560,837	592,098	596,497	(5.3)%	(6.0)%
Money market demand accounts	1,453,688	1,415,653	1,357,679	2.7%	7.1%
Other savings	590,231	625,798	659,218	(5.7)%	(10.5)%
Time deposits (below $250,000)	1,089,785	762,250	505,141	43.0%	115.7%
Time deposits ($250,000 and above)	166,066	160,677	129,955	3.4%	27.8%
Total deposits	$5,812,652	$5,695,121	$5,530,102	2.1%	5.1%

Total deposits increased to $5.8 billion at March 31, 2023 compared to $5.7 billion at December 31, 2022. Non-interest-bearing deposits were 33.6% and 37.6% of total deposits at March 31, 2023 and December 31, 2022, respectively. Estimated total uninsured deposits were $1.6 billion as of March 31, 2023 and December 31, 2022, and represented 27.9% and 28.2% of total deposits, respectively.

The increase in deposits in the current quarter was due to:

•
An increase in time deposits of $332.9 million, principally due to deposit mix changes, including migration of deposits from other core deposit accounts to time deposits; and
•
An increase in money market demand accounts of $38.0 million, mainly due to inflows of public funds.

Partially offset by:

•
A decrease in non-interest-bearing demand deposits of $186.6 million, primarily due to seasonal fluctuations in balances and a competitive interest rate environment.

Total borrowings and other liabilities were $922.0 million at March 31, 2023, an increase of $20.0 million from $902.0 million at December 31, 2022, primarily driven by increases to securities sold under agreements to repurchase due to prevailing market conditions.

Byline Bancorp, Inc.

Stockholders’ Equity

Total stockholders’ equity was $795.7 million at March 31, 2023, an increase of $29.8 million from $765.8 million at December 31, 2022. The increase was primarily due to increased retained earnings due to net income and decreased accumulated other comprehensive loss due to decreased unrealized losses on AFS securities.

The following table presents actual regulatory capital dollar amounts and ratios of the Company and the Bank as of March 31, 2023:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
March 31, 2023	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$931,827	13.19%	$565,374	8.00%	N/A	N/A
Bank	884,077	12.55%	563,335	8.00%	$704,168	10.00%
Tier 1 capital to risk weighted assets:
Company	$770,494	10.90%	$424,031	6.00%	N/A	N/A
Bank	797,744	11.33%	422,501	6.00%	$563,335	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$725,494	10.27%	$318,023	4.50%	N/A	N/A
Bank	797,744	11.33%	316,876	4.50%	$457,709	6.50%
Tier 1 capital to average assets:
Company	$770,494	10.46%	$294,524	4.00%	N/A	N/A
Bank	797,744	10.85%	$293,994	4.00%	$367,492	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance. The ratios above reflect the Company’s election to opt into the regulators’ joint current expected credit losses ("CECL") transition provision, which allows the Company to phase in the capital impact of the adoption of CECL over the next three years beginning January 1, 2022. Accordingly, capital ratios as of March 31, 2023 reflect 50% of the CECL impact.

CECL Adoption

On December 31, 2022, the Company adopted CECL and applied it retrospectively to the period beginning January 1, 2022 using the modified retrospective method of accounting. Results for reporting periods beginning after September 30, 2022 are presented under the new standard, while prior quarters previously reported are recast as if the new standard had been applied since January 1, 2022. Refer to our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information on the adoption of the standard.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, April 28, 2023 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 370613. A recorded replay can be accessed through May 12, 2023 by dialing (866) 813-9403; passcode: 354719

A slide presentation relating to our first quarter 2023 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $7.5 billion in assets and operates more than 30 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking

Byline Bancorp, Inc.

products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Director	Marketing Director
312-660-5805	773-475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

			Recast	Recast	Recast
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$52,725	$62,274	$56,546	$58,844	$48,015
Interest bearing deposits with other banks	231,486	117,079	159,744	83,057	105,564
Cash and cash equivalents	284,211	179,353	216,290	141,901	153,579
Equity and other securities, at fair value	8,339	7,989	7,279	7,860	10,677
Securities available-for-sale, at fair value	1,164,387	1,174,431	1,181,654	1,273,138	1,369,368
Securities held-to-maturity, at amortized cost	2,704	2,705	3,877	3,880	3,882
Restricted stock, at cost	38,777	28,202	27,077	30,002	13,977
Loans held for sale	28,379	47,823	33,975	17,284	39,520
Loans and leases:
Loans and leases	5,515,332	5,421,258	5,275,126	5,167,716	4,787,607
Allowance for credit losses - loans and leases	(90,465)	(81,924)	(79,704)	(74,048)	(72,107)
Net loans and leases	5,424,867	5,339,334	5,195,422	5,093,668	4,715,500
Servicing assets, at fair value	20,944	19,172	21,127	22,155	24,497
Premises and equipment, net	56,098	56,798	59,049	60,773	62,281
Other real estate owned, net	3,712	4,717	4,402	4,749	2,221
Goodwill and other intangible assets, net	157,432	158,887	160,484	162,094	163,962
Bank-owned life insurance	82,693	82,093	81,592	81,100	80,604
Deferred tax assets, net	64,918	68,213	95,831	82,412	71,355
Accrued interest receivable and other assets	192,885	193,224	179,218	143,014	114,035
Total assets	$7,530,346	$7,362,941	$7,267,277	$7,124,030	$6,825,458
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,952,045	$2,138,645	$2,142,183	$2,180,927	$2,281,612
Interest-bearing deposits	3,860,607	3,556,476	3,470,273	3,207,450	3,248,490
Total deposits	5,812,652	5,695,121	5,612,456	5,388,377	5,530,102
Other borrowings	662,810	640,399	653,954	748,092	311,450
Subordinated notes, net	73,735	73,691	73,648	73,604	73,560
Junior subordinated debentures issued to capital trusts, net	37,442	37,338	37,232	37,123	37,011
Accrued expenses and other liabilities	148,057	150,576	154,182	121,186	95,674
Total liabilities	6,734,696	6,597,125	6,531,472	6,368,382	6,047,797
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	390	389	389	388	388
Additional paid-in capital	598,103	598,297	597,049	595,938	595,006
Retained earnings	356,365	335,794	314,800	297,765	279,387
Treasury stock	(51,066)	(51,114)	(51,535)	(47,181)	(40,732)
Accumulated other comprehensive loss, net of tax	(108,142)	(117,550)	(124,898)	(91,262)	(56,388)
Total stockholders’ equity	795,650	765,816	735,805	755,648	777,661
Total liabilities and stockholders’ equity	$7,530,346	$7,362,941	$7,267,277	$7,124,030	$6,825,458

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
			Recast	Recast	Recast
(dollars in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share data)	2023	2022	2022	2022	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$92,343	$85,720	$72,635	$59,919	$55,138
Interest on securities	6,600	6,569	6,402	6,264	6,155
Other interest and dividend income	1,059	1,515	626	496	120
Total interest and dividend income	100,002	93,804	79,663	66,679	61,413
INTEREST EXPENSE
Deposits	16,298	10,610	5,971	2,128	1,087
Other borrowings	5,888	4,598	3,232	1,097	395
Subordinated notes and debentures	2,098	1,992	1,825	1,694	1,600
Total interest expense	24,284	17,200	11,028	4,919	3,082
Net interest income	75,718	76,604	68,635	61,760	58,331
PROVISION FOR CREDIT LOSSES	9,825	5,826	7,208	4,286	6,559
Net interest income after provision for credit losses	65,893	70,778	61,427	57,474	51,772
NON-INTEREST INCOME
Fees and service charges on deposits	2,120	2,081	2,128	2,059	1,884
Loan servicing revenue	3,380	3,293	3,422	3,384	3,380
Loan servicing asset revaluation	656	(3,534)	(2,342)	(4,636)	(1,231)
ATM and interchange fees	1,063	1,250	1,007	1,131	1,049
Net realized gains (losses) on securities available-for-sale	—	—	(2)	52	—
Change in fair value of equity securities, net	350	710	(581)	(697)	(35)
Net gains on sales of loans	5,148	5,509	5,580	9,983	10,827
Wealth management and trust income	924	864	995	900	1,048
Other non-interest income	1,504	1,282	1,836	2,097	2,621
Total non-interest income	15,145	11,455	12,043	14,273	19,543
NON-INTEREST EXPENSE
Salaries and employee benefits	30,394	31,808	29,587	27,697	28,959
Occupancy and equipment expense, net	4,444	3,532	3,919	4,409	5,128
Impairment charge on assets held for sale	20	372	—	—	—
Loan and lease related expenses	963	1,126	530	942	(891)
Legal, audit, and other professional fees	3,114	3,204	2,733	1,820	2,600
Data processing	3,783	3,406	3,370	3,396	3,186
Net (gain) loss recognized on other real estate owned and other related expenses	(103)	221	275	158	54
Other intangible assets amortization expense	1,455	1,596	1,611	1,868	1,596
Other non-interest expense	4,730	5,235	4,016	3,295	3,324
Total non-interest expense	48,800	50,500	46,041	43,585	43,956
INCOME BEFORE PROVISION FOR INCOME TAXES	32,238	31,733	27,429	28,162	27,359
PROVISION FOR INCOME TAXES	8,293	7,366	7,020	6,382	5,961
NET INCOME	23,945	24,367	20,409	21,780	21,398
Dividends on preferred shares	—	—	—	—	196
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$23,945	$24,367	$20,409	$21,780	$21,202
EARNINGS PER COMMON SHARE
Basic	$0.65	$0.66	$0.55	$0.59	$0.57
Diluted	$0.64	$0.65	$0.55	$0.58	$0.56

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
			Recast	Recast	Recast
(dollars in thousands, except share	March 31,	December 31,	September 30,	June 30,	March 31,
and per share data)	2023	2022	2022	2022	2022
Common Share Data

Earnings per Common Share
Basic earnings per common share	$0.65	$0.66	$0.55	$0.59	$0.57
Diluted earnings per common share	$0.64	$0.65	$0.55	$0.58	$0.56
Adjusted diluted earnings per common share(1)(2)(3)(4)	$0.65	$0.67	$0.55	$0.58	$0.56
Weighted average common shares outstanding (basic)	36,955,085	36,856,221	36,851,973	37,064,795	37,123,161
Weighted average common shares outstanding (diluted)	37,539,912	37,360,113	37,371,159	37,612,268	38,042,822
Common shares outstanding	37,713,427	37,492,775	37,465,902	37,669,102	37,811,582
Cash dividends per common share	$0.09	$0.09	$0.09	$0.09	$0.09
Dividend payout ratio on common stock	14.06%	13.85%	16.36%	15.52%	16.07%
Tangible book value per common share(1)	$16.92	$16.19	$15.36	$15.76	$16.23
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	4.39%	4.40%	4.04%	3.78%	3.80%
Average cost of deposits	1.15%	0.73%	0.43%	0.16%	0.08%
Efficiency ratio(2)	52.10%	55.53%	55.07%	54.87%	54.40%
Adjusted efficiency ratio(1)(2)(3)	51.54%	54.50%	55.07%	54.87%	54.40%
Non-interest income to total revenues(1)	16.67%	13.01%	14.93%	18.77%	25.09%
Non-interest expense to average assets	2.69%	2.76%	2.56%	2.51%	2.66%
Adjusted non-interest expense to average assets(1)(3)	2.67%	2.71%	2.56%	2.51%	2.66%
Return on average stockholders' equity	12.38%	12.92%	10.57%	11.35%	10.56%
Adjusted return on average stockholders' equity(1)(3)(4)	12.62%	13.34%	10.57%	11.35%	10.56%
Return on average assets	1.32%	1.33%	1.13%	1.25%	1.30%
Adjusted return on average assets(1)(3)(4)	1.35%	1.37%	1.13%	1.25%	1.30%
Pre-tax pre-provision return on average assets(1)	2.32%	2.05%	1.93%	1.87%	2.05%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.35%	2.10%	1.93%	1.87%	2.05%
Return on average tangible common stockholders' equity(1)	16.20%	17.21%	14.17%	15.31%	14.02%
Adjusted return on average tangible common stockholders' equity(1)(3)	16.49%	17.75%	14.17%	15.31%	14.02%
Non-interest-bearing deposits to total deposits	33.58%	37.55%	38.17%	40.47%	41.26%
Loans and leases held for sale and loans and lease held for investment to total deposits	95.37%	96.03%	94.59%	96.23%	87.29%
Deposits to total liabilities	86.31%	86.33%	85.93%	84.61%	91.44%
Deposits per branch	$152,965	$149,872	$147,696	$141,799	$125,684
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.84%	0.66%	0.80%	0.83%	0.69%
ACL to total loans and leases held for investment, net before ACL	1.64%	1.51%	1.51%	1.43%	1.51%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.09%	0.24%	0.14%	0.17%	0.07%
Capital Ratios
Common equity to total assets	10.57%	10.40%	10.12%	10.61%	11.39%
Tangible common equity to tangible assets(1)	8.66%	8.42%	8.10%	8.53%	9.21%
Leverage ratio	10.46%	10.29%	10.30%	10.34%	10.70%
Common equity tier 1 capital ratio	10.27%	10.20%	10.24%	10.26%	10.75%
Tier 1 capital ratio	10.90%	10.85%	10.91%	10.95%	11.49%
Total capital ratio	13.19%	13.00%	13.02%	13.09%	13.72%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes impairment charges.

(4) Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

(5) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
			Recast	Recast	Recast
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2023	2022	2022	2022	2022
Net income and earnings per share excluding significant items
Reported Net Income	$23,945	$24,367	$20,409	$21,780	$21,398
Significant items:
Impairment charges on assets held for sale and ROU asset	20	372	—	—	—
Merger-related expenses	489	538	—	—	—
Tax benefit	(56)	(118)	—	—	—
Adjusted Net Income	$24,398	$25,159	$20,409	$21,780	$21,398
Reported Diluted Earnings per Share	$0.64	$0.65	$0.55	$0.58	$0.56
Significant items:
Impairment charges on assets held for sale and ROU asset	—	0.01	—	—	—
Merger-related expenses	0.01	0.01	—	—	—
Tax benefit	—	—	—	—	—
Adjusted Diluted Earnings per Share	$0.65	$0.67	$0.55	$0.58	$0.56

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
			Recast	Recast	Recast
(dollars in thousands, except per share data,	March 31,	December 31,	September 30,	June 30,	March 31,
ratios annualized, where applicable)	2023	2022	2022	2022	2022
Adjusted non-interest expense:
Non-interest expense	$48,800	$50,500	$46,041	$43,585	$43,956
Less: Significant items
Impairment charges on assets held for sale and ROU asset	20	372	—	—	—
Merger-related expenses	489	538	—	—	—
Adjusted non-interest expense	$48,291	$49,590	$46,041	$43,585	$43,956
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$48,291	$49,590	$46,041	$43,585	$43,956
Less: Amortization of intangible assets	1,455	1,596	1,611	1,868	1,596
Adjusted non-interest expense excluding amortization of intangible assets	$46,836	$47,994	$44,430	$41,717	$42,360
Pre-tax pre-provision net income:
Pre-tax income	$32,238	$31,733	$27,429	$28,162	$27,359
Add: Provision for credit losses	9,825	5,826	7,208	4,286	6,559
Pre-tax pre-provision net income	$42,063	$37,559	$34,637	$32,448	$33,918
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$42,063	$37,559	$34,637	$32,448	$33,918
Add: Impairment charges on assets held for sale and ROU asset	20	372	—	—	—
Add: Merger-related expenses	489	538	—	—	—
Adjusted pre-tax pre-provision net income	$42,572	$38,469	$34,637	$32,448	$33,918
Tax equivalent net interest income
Net interest income	$75,718	$76,604	$68,635	$61,760	$58,331
Add: Tax-equivalent adjustment	208	214	228	237	236
Net interest income, fully taxable equivalent	$75,926	$76,818	$68,863	$61,997	$58,567
Total revenue:
Net interest income	$75,718	$76,604	$68,635	$61,760	$58,331
Add: Non-interest income	15,145	11,455	12,043	14,273	19,543
Total revenue	$90,863	$88,059	$80,678	$76,033	$77,874
Tangible common stockholders' equity:
Total stockholders' equity	$795,650	$765,816	$735,805	$755,648	$777,661
Less: Preferred stock	—	—	—	—	—
Less: Goodwill and other intangibles	157,432	158,887	160,484	162,094	163,962
Tangible common stockholders' equity	$638,218	$606,929	$575,321	$593,554	$613,699
Tangible assets:
Total assets	$7,530,346	$7,362,941	$7,267,277	$7,124,030	$6,825,458
Less: Goodwill and other intangibles	157,432	158,887	160,484	162,094	163,962
Tangible assets	$7,372,914	$7,204,054	$7,106,793	$6,961,936	$6,661,496
Average tangible common stockholders' equity:
Average total stockholders' equity	$784,289	$748,292	$765,821	$769,658	$822,053
Less: Average preferred stock	—	—	—	—	9,974
Less: Average goodwill and other intangibles	158,181	159,680	161,292	163,068	164,837
Average tangible common stockholders' equity	$626,108	$588,612	$604,529	$606,590	$647,242
Average tangible assets:
Average total assets	$7,345,151	$7,266,053	$7,137,472	$6,966,564	$6,697,476
Less: Average goodwill and other intangibles	158,181	159,680	161,292	163,068	164,837
Average tangible assets	$7,186,970	$7,106,373	$6,976,180	$6,803,496	$6,532,639
Tangible net income available to common stockholders:
Net income available to common stockholders	$23,945	$24,367	$20,409	$21,780	$21,202
Add: After-tax intangible asset amortization	1,066	1,170	1,181	1,369	1,170
Tangible net income available to common stockholders	$25,011	$25,537	$21,590	$23,149	$22,372
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$25,011	$25,537	$21,590	$23,149	$22,372
Impairment charges on assets held for sale and ROU asset	20	372	—	—	—
Merger-related expenses	489	538	—	—	—
Tax benefit on significant items	(56)	(118)	—	—	—
Adjusted tangible net income available to common stockholders	$25,464	$26,329	$21,590	$23,149	$22,372

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
			Recast	Recast	Recast
(dollars in thousands, except share and per share	March 31,	December 31,	September 30,	June 30,	March 31,
data, ratios annualized, where applicable)	2023	2022	2022	2022	2022
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$42,063	$37,559	$34,637	$32,448	$33,918
Average total assets	7,345,151	7,266,053	7,137,472	6,966,564	6,697,476
Pre-tax pre-provision return on average assets	2.32%	2.05%	1.93%	1.87%	2.05%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$42,572	$38,469	$34,637	$32,448	$33,918
Average total assets	7,345,151	7,266,053	7,137,472	6,966,564	6,697,476
Adjusted pre-tax pre-provision return on average assets	2.35%	2.10%	1.93%	1.87%	2.05%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$75,926	$76,818	$68,863	$61,997	$58,567
Total average interest-earning assets	7,009,144	6,922,889	6,763,916	6,572,416	6,252,866
Net interest margin, fully taxable equivalent	4.39%	4.40%	4.04%	3.78%	3.80%
Non-interest income to total revenues:
Non-interest income	$15,145	$11,455	$12,043	$14,273	$19,543
Total revenues	90,863	88,059	80,678	76,033	77,874
Non-interest income to total revenues	16.67%	13.01%	14.93%	18.77%	25.09%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$48,291	$49,590	$46,041	$43,585	$43,956
Average total assets	7,345,151	7,266,053	7,137,472	6,966,564	6,697,476
Adjusted non-interest expense to average assets	2.67%	2.71%	2.56%	2.51%	2.66%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$46,836	$47,994	$44,430	$41,717	$42,360
Total revenues	90,863	88,059	80,678	76,033	77,874
Adjusted efficiency ratio	51.54%	54.50%	55.07%	54.87%	54.40%
Adjusted return on average assets:
Adjusted net income	$24,398	$25,159	$20,409	$21,780	$21,398
Average total assets	7,345,151	7,266,053	7,137,472	6,966,564	6,697,476
Adjusted return on average assets	1.35%	1.37%	1.13%	1.25%	1.30%
Adjusted return on average stockholders' equity:
Adjusted net income	$24,398	$25,159	$20,409	$21,780	$21,398
Average stockholders' equity	784,289	748,292	765,821	769,658	822,053
Adjusted return on average stockholders' equity	12.62%	13.34%	10.57%	11.35%	10.56%
Tangible common equity to tangible assets:
Tangible common equity	$638,218	$606,929	$575,321	$593,554	$613,699
Tangible assets	7,372,914	7,204,054	7,106,793	6,961,936	6,661,496
Tangible common equity to tangible assets	8.66%	8.42%	8.10%	8.53%	9.21%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$25,011	$25,537	$21,590	$23,149	$22,372
Average tangible common stockholders' equity	626,108	588,612	604,529	606,590	647,242
Return on average tangible common stockholders' equity	16.20%	17.21%	14.17%	15.31%	14.02%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$25,464	$26,329	$21,590	$23,149	$22,372
Average tangible common stockholders' equity	626,108	588,612	604,529	606,590	647,242
Adjusted return on average tangible common stockholders' equity	16.49%	17.75%	14.17%	15.31%	14.02%
Tangible book value per share:
Tangible common equity	$638,218	$606,929	$575,321	$593,554	$613,699
Common shares outstanding	37,713,427	37,492,775	37,465,902	37,669,102	37,811,582
Tangible book value per share	$16.92	$16.19	$15.36	$15.76	$16.23